Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of DrugMax, Inc. on Form S-8 (No. 333-111127) of our reports dated June 27, 2002, appearing in this Annual Report on Form 10-K of DrugMax, Inc. for the year ended March 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida

July 13, 2004